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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Chris Kettmann +1 713-232-7647	FOR RELEASE: May 16, 2014

SHAREHOLDERS APPROVE DIVIDEND OF $3.00 PER SHARE AND MOST OTHER PROPOSALS AT 2014 ANNUAL GENERAL MEETING

ZUG, SWITZERLAND-May 16, 2014-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced that the company’s shareholders approved at the 2014 Annual General Meeting a U.S. dollar-denominated dividend of $3.00 per share, or approximately $1.1 billion in the aggregate (based upon the number of currently outstanding shares), out of additional paid-in capital. The Board expects that the dividend will be payable in four quarterly installments set for June 2014, September 2014, December 2014 and March 2015.

In addition, shareholders elected all director nominees and all compensation committee nominees, and confirmed Ian C. Strachan as Chairman of the Board of Directors.

Shareholders also approved a number of other items at the meeting, including:

•	The Board’s authority to issue shares out of authorized share capital for a new two-year period. This authority is limited to approximately six percent of the company’s currently issued share capital.

•	An advisory say-on-pay vote approving the compensation of the company’s named executive officers.

•	All amendments to the company’s articles of association proposed by the Board to implement the Minder Ordinance.

•	To discharge the members of the Board of Directors and executive management from liability for activities during fiscal year 2013.

The proposals of the Board to reduce the maximum number of the members of the Board of Directors to 11; to implement a majority vote standard for uncontested board elections; and to clarify the non-authoritative English text of the company’s articles of association regarding shareholder agenda item requests did not receive the prerequisite qualified majority and were therefore not approved.

The company issued the following statement:

We thank all of our shareholders for their participation in this process and for supporting the company’s proposals. In particular, the approval of the dividend is an endorsement of the company’s balanced approach to capital allocation and value creation, which includes maintaining a flexible balance sheet characterized by an investment grade rating on its debt; making disciplined, high-return investments in the business; and returning excess capital to shareholders.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made, but are not limited to include operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2013 and in the company's other filings with the SEC, which are available, without charge, on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the other consequences of such a development worsen, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release or referenced documents does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 78 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 21 midwater floaters and 11 high-specification jackups. In addition, the company has nine ultra-deepwater drillships and five high-specification jackups under construction.

        For more information about Transocean, please visit the website www.deepwater.com.